Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Bill Aulet, CFO
978-932-2424
aulet@viisage.com

VIISAGE RECEIVES SUPPLEMENTAL NASDAQ DELISTING NOTICE

Intends to Address at Hearing with Listing Qualifications Panel

BILLERICA, Mass., May 19, 2005 — Viisage (NASDAQ: VISGE), a leading provider of advanced technology identity solutions, announced today that on May 17, 2005, the Company received a notice from the staff of The Nasdaq Stock Market indicating that the Company is subject to potential delisting from The Nasdaq National Market as a result of Viisage’s failure to file its Form 10-Q for the fiscal quarter ended April 3, 2005 in a timely fashion, as required under Nasdaq Marketplace Rule 4310(c)(14). As with the previously announced notice the Company received from Nasdaq regarding the delay in filing its Form 10-K for the fiscal year ended December 31, 2004, receipt of the notice does not result in immediate delisting of the Company’s common stock.

The Company will appear at a hearing before a Nasdaq Listing Qualifications Panel on May 19, 2005 to appeal the Nasdaq staff’s determination. This hearing will stay the delisting until the appeal has been heard and the panel has rendered its decision. There can be no assurance that the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

As previously announced, the filing of the Company’s Form 10-K for the year ended December 31, 2004 has been delayed in order to provide additional time for the Company, its independent auditors and outside counsel to complete a review of pending litigation involving the Company and to assess their effect, if any, on the Company’s financial statements for the year ended December 31, 2004. The filing of the Company’s Form 10-Q for the quarter ended April 3, 2005 has been likewise delayed. The Company is working to resolve these matters and expects to file its Form 10-K and first quarter Form 10-Q as soon as practicable following the completion of this review.

About Viisage

Viisage (NASDAQ: VISGE) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS® SDK, Viisage PROOF™, FaceEXPLORER®, Viisage iA-thenticate®, BorderGuard®, FacePASS™ and FaceFINDER®.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.

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